Exhibit 32.1

WRITTEN STATEMENT PURSUANT TO 18 USC. SECTION 1350

In connection with the Quarterly Report of China 3C Group (the “Company”) on Form 10-Q for the period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies, in all material respect, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2012	By:	/s/ Zhenggang Wang
	Name:	Zhenggang Wang
	Title:	Chief Executive Officer and Chairman (Principal Executive Officer)

Date: August 14, 2012	By:	/s/ Weiping Wang
	Name:	Weiping Wang, Chief Financial Officer
	Title:	Chief Financial Officer (Principal Accounting and Financial Officer)